Exhibit 99.1

Investor Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

Polycom Reports Fourth Quarter and Fiscal Year 2009 Earnings

Consolidated Fourth Quarter Revenues Return to Year-Over-Year Growth at $268 Million;

Revenue Growth of 10 Percent Quarter-to-Quarter;

Record Quarterly Operating Cash Flow of $68 Million

PLEASANTON, Calif. – Jan. 26, 2010 – Polycom, Inc. (Nasdaq: PLCM), the global leader in telepresence, video and voice communications solutions, today reported its earnings for the fourth quarter ended Dec. 31, 2009.

Fourth quarter 2009 consolidated net revenues were $268 million, compared to $263 million for the fourth quarter of 2008. Non-GAAP net income for the fourth quarter of 2009 was $28 million, or 33 cents per diluted share. This compares to Non-GAAP net income of $35 million, or 42 cents per diluted share, for the fourth quarter of 2008. GAAP net income for the fourth quarter of 2009 was $13 million, or 15 cents per diluted share, compared to $26 million, or 30 cents per diluted share, for the same period last year.

For the year ended Dec. 31, 2009, net revenues were $967 million, compared to $1,069 million for the year ended Dec. 31, 2008. Non-GAAP net income for the year ended Dec. 31, 2009 was $102 million, or $1.19 per diluted share, compared to $130 million, or $1.49 per diluted share, for the comparable period of 2008. GAAP net income for the year ended Dec. 31, 2009 was $50 million, or 58 cents per diluted share, compared to GAAP net income of $76 million, or 87 cents per diluted share, for the same period last year.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, consolidated net revenues for the fourth quarter of 2009 were comprised of:

•	70 percent video solutions, or $187 million (53 percent video communications, or $143 million, and 17 percent network systems, or $44 million); and

•	30 percent voice communications, or $81 million.

On a product line basis, consolidated net revenues for the fourth quarter of 2008 were comprised of:

•	67 percent video solutions, or $176 million (54 percent video communications, or $142 million, and 13 percent network systems, or $34 million); and

•	33 percent voice communications, or $87 million.

“Polycom’s strategic investment plan announced last quarter has already yielded positive results, evidenced by double-digit sequential revenue growth and record backlog during the fourth quarter,” said Robert Hagerty, Polycom chairman and CEO. “We added go-to-market coverage in key geographies and verticals and deepened our strategic partnerships, all of which helped to accelerate broad-based improvements in our revenue engine and solutions-selling capability. With our thriving go-to-market team and best of breed product portfolio, we are enabling our growing customer base to capture the benefits of Unified Collaboration in meeting rooms, at the desktop, and while mobile.”

“A critical component of our investment plan is building an ecosystem of strategic partners to deliver customers the best and most integrated collaboration solutions. This increased investment in time and resources has resulted in several powerful partnerships, including Avaya, BT, IBM, Juniper and Siemens. In combination with our improved go-to-market capability, our strategic partnerships are enabling Polycom to deliver an open architecture solution that is easy to adopt and use. As the largest pure play Unified Collaboration company with an open platform, we are solidifying our role as the ecosystem’s partner of choice,” Hagerty concluded.

“Strong customer demand, supported by our investment plan, fueled our revenue growth and drove record order backlog and deferred revenues,” said Michael Kourey, Polycom senior vice president, finance and administration, and CFO. “As a result of this operating performance and working capital management, we generated a record positive operating cash flow of $68 million, representing Polycom’s 48th consecutive quarter of positive operating cash flow. We exited the quarter with $467 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is the global leader in telepresence, video, and voice solutions and a visionary in communications that empower people to connect and collaborate everywhere. Please visit www.polycom.com for more information.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the results yielded by the Company’s strategic investment plan and the Company’s future role as the ecosystem’s partner of choice. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that the Company’s strategic investment plan may not yield the intended results or may take longer than originally anticipated to achieve such results, the impact of competition on our product sales and for our customers and partners, the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do, potential fluctuations in results and future growth rates, risks associated with general economic conditions, including the continuation and prolonged impact of the crisis in the worldwide financial markets and the global recession, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel and our sales organization that may cause disruption to the business, the impact of recent restructuring actions, and the impact of global conflicts such as those in the Middle East that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2009, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since Jan. 25, 2010, Polycom will hold a conference call today, Jan. 26, 2010, at 5 p.m. EST/2 p.m. PST to discuss its fourth quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800.952.4629; and for callers outside of the US and Canada, by calling 212.231.2903, with the passcode being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21455246. A replay of the call will also be maintained on our website for twelve months at www.polycom.com under Investor Relations – Earnings Calls-Archives.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2010 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Impact to cost of sales from purchase accounting adjustments to inventory, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, and Income tax effect of the preceding adjustments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues:
Product revenues	$220,840	$222,067	$791,508	$913,760
Service revenues	47,024	40,976	175,476	155,560

Total revenues	267,864	263,043	966,984	1,069,320

Cost of revenues:
Cost of product revenues	88,946	87,072	318,889	357,608
Cost of service revenues	21,023	18,233	79,482	73,003

Total cost of revenues	109,969	105,305	398,371	430,611

Gross profit	157,895	157,738	568,613	638,709

Operating expenses:
Sales and marketing	78,235	70,426	274,787	292,239
Research and development	29,454	28,051	109,556	125,445
General and administrative	12,414	13,334	46,545	52,153

Total operating expenses	120,103	111,811	430,888	469,837

Operating income	37,792	45,927	137,725	168,872

Interest and other income (expense), net	(92)	(2,067)	(2,087)	2,426

Income before provision for income taxes	37,700	43,860	135,638	171,298
Provision for income taxes	9,282	8,698	33,720	40,940

Non-GAAP net income	$28,418	$35,162	$101,918	$130,358

Basic net income per share	$0.34	$0.42	$1.21	$1.52

Diluted net income per share	$0.33	$0.42	$1.19	$1.49

Weighted average shares outstanding for basic net income per share	84,432	83,301	84,000	85,616

Weighted average shares outstanding for diluted net income per share	86,732	84,338	85,559	87,246

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues:
Product revenues	$220,840	$222,067	$791,508	$913,760
Service revenues	47,024	40,976	175,476	155,560

Total revenues	267,864	263,043	966,984	1,069,320

Cost of revenues:
Cost of product revenues	92,918	90,736	335,696	374,119
Cost of service revenues	21,743	18,652	82,312	76,179

Total cost of revenues	114,661	109,388	418,008	450,298

Gross profit	153,203	153,655	548,976	619,022

Operating expenses:
Sales and marketing	81,707	71,971	285,312	303,436
Research and development	32,043	29,397	117,575	135,288
General and administrative	14,138	14,178	54,011	60,201
Acquisition-related costs	—	—	—	162
Amortization of purchased intangibles	1,456	1,686	5,800	7,098
Restructuring costs	4,459	1,480	15,935	10,316
Litigation reserves and payments	—	—	700	7,401

Total operating expenses	133,803	118,712	479,333	523,902

Operating income	19,400	34,943	69,643	95,120

Interest and other income (expense), net	(92)	(2,067)	(2,087)	2,426

Income before provision for income taxes	19,308	32,876	67,556	97,546
Provision for income taxes	6,485	7,170	17,677	21,850

Net income	$12,823	$25,706	$49,879	$75,696

Basic net income per share	$0.15	$0.31	$0.59	$0.88

Diluted net income per share	$0.15	$0.30	$0.58	$0.87

Weighted average shares outstanding for basic net income per share	84,432	83,301	84,000	85,616

Weighted average shares outstanding for diluted net income per share	86,732	84,338	85,559	87,246

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2009			Twelve Months Ended December 31, 2009
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$220,840	$—	$220,840	$791,508	$—	$791,508
Service revenues	47,024	—	47,024	175,476	—	175,476

Total revenues	267,864	—	267,864	966,984	—	966,984

Cost of revenues:
Cost of product revenues	92,918	3,972 (a)	88,946	335,696	16,807 (d)	318,889
Cost of service revenues	21,743	720 (b)	21,023	82,312	2,830 (b)	79,482

Total cost of revenues	114,661	4,692	109,969	418,008	19,637	398,371

Gross profit	153,203	(4,692)	157,895	548,976	(19,637)	568,613

Operating expenses:
Sales and marketing	81,707	3,472 (b)	78,235	285,312	10,525 (b)	274,787
Research and development	32,043	2,589 (c)	29,454	117,575	8,019 (e)	109,556
General and administrative	14,138	1,724 (b)	12,414	54,011	7,466 (b)	46,545
Acquisition-related costs	—	—	—	—	—	—
Amortization of purchased intangibles	1,456	1,456	—	5,800	5,800	—
Restructuring costs	4,459	4,459	—	15,935	15,935	—
Litigation reserves and payments	—	—	—	700	700	—

Total operating expenses	133,803	13,700	120,103	479,333	48,445	430,888

Operating income	19,400	(18,392)	37,792	69,643	(68,082)	137,725

Interest and other income (expense), net	(92)	—	(92)	(2,087)	—	(2,087)

Income before provision for income taxes	19,308	(18,392)	37,700	67,556	(68,082)	135,638
Provision for income taxes	6,485	(2,797)	9,282	17,677	(16,043)	33,720

Net income	$12,823	$(15,595)	$28,418	$49,879	$(52,039)	$101,918

Basic net income per share	$0.15	$(0.19)	$0.34	$0.59	$(0.62)	$1.21

Diluted net income per share	$0.15	$(0.18)	$0.33	$0.58	$(0.61)	$1.19

Weighted average shares outstanding for basic net income per share	84,432		84,432	84,000		84,000

Weighted average shares outstanding for diluted net income per share	86,732		86,732	85,559		85,559

(a)	Excluded amount includes $3,404 related to the amortization of purchased intangibles for core and existing technologies, $449 for stock-based compensation expense recorded during the period and $119 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	Excluded amount includes $2,220 related to stock-based compensation expense recorded during the period and $369 related to severance, legal and other benefits due under the Severance Agreement and Release between the Company and Sunil K. Bhalla dated November 25, 2009.
(d)	Excluded amount includes $13,472 related to the amortization of purchased intangibles for core and existing technologies, $1,050 related to past license fees claims, $1,886 for stock-based compensation expense recorded during the period and $399 related to the effect of stock-based compensation on warranty expense rates.
(e)	Excluded amount includes $7,650 related to stock-based compensation expense recorded during the period and $369 related to severance, legal and other benefits due under the Severance Agreement and Release between the Company and Sunil K. Bhalla dated November 25, 2009.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2008			Twelve Months Ended December 31, 2008
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$222,067	$—	$222,067	$913,760	$—	$913,760
Service revenues	40,976	—	40,976	155,560	—	155,560

Total revenues	263,043	—	263,043	1,069,320	—	1,069,320

Cost of revenues:
Cost of product revenues	90,736	3,664 (a)	87,072	374,119	16,511 (c)	357,608
Cost of service revenues	18,652	419 (b)	18,233	76,179	3,176 (b)	73,003

Total cost of revenues	109,388	4,083	105,305	450,298	19,687	430,611

Gross profit	153,655	(4,083)	157,738	619,022	(19,687)	638,709

Operating expenses:
Sales and marketing	71,971	1,545 (b)	70,426	303,436	11,197 (b)	292,239
Research and development	29,397	1,346 (b)	28,051	135,288	9,843 (b)	125,445
General and administrative	14,178	844 (b)	13,334	60,201	8,048 (b)	52,153
Acquisition-related costs	—	—	—	162	162	—
Amortization of purchased intangibles	1,686	1,686	—	7,098	7,098	—
Restructuring costs	1,480	1,480	—	10,316	10,316	—
Litigation reserves and payments	—	—	—	7,401	7,401	—

Total operating expenses	118,712	6,901	111,811	523,902	54,065	469,837

Operating income	34,943	(10,984)	45,927	95,120	(73,752)	168,872

Interest and other income (expense), net	(2,067)	—	(2,067)	2,426	—	2,426

Income before provision for income taxes	32,876	(10,984)	43,860	97,546	(73,752)	171,298
Provision for income taxes	7,170	(1,528)	8,698	21,850	(19,090)	40,940

Net income	$25,706	$(9,456)	$35,162	$75,696	$(54,662)	$130,358

Basic net income per share	$0.31	$(0.11)	$0.42	$0.88	$(0.64)	$1.52

Diluted net income per share	$0.30	$(0.12)	$0.42	$0.87	$(0.62)	$1.49

Weighted average shares outstanding for basic net income per share	83,301		83,301	85,616		85,616

Weighted average shares outstanding for diluted net income per share	84,338		84,338	87,246		87,246

(a)	Excluded amount includes $3,331 related to the amortization of purchased intangibles for core and existing technologies, $276 for stock-based compensation expense recorded during the period and $57 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	Excluded amount includes $13,691 related to the amortization of purchased intangibles for core and existing technologies, $2,378 for stock-based compensation expense recorded during the period and $442 related to the effect of stock-based compensation on warranty expense rates.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$331,098	$165,669
Investments	123,686	152,407
Trade receivables, net	132,813	126,497
Inventories	76,863	89,730
Deferred taxes	23,824	29,295
Prepaid expenses and other current assets	24,299	34,207

Total current assets	712,583	597,805

Property and equipment, net	81,252	77,294
Long-term investments	12,687	6,420
Goodwill	495,299	495,083
Purchased intangibles, net	46,255	65,369
Deferred taxes	23,943	19,415
Other assets	13,882	16,298

Total assets	$1,385,901	$1,277,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$87,233	$57,731
Accrued payroll and related liabilities	23,707	28,711
Taxes payable	617	—
Deferred revenue	79,504	69,238
Other accrued liabilities	52,360	58,402

Total current liabilities	243,421	214,082

Non-current liabilities
Deferred revenue	46,787	43,285
Taxes payable	27,111	35,878
Deferred taxes	2,702	2,638
Other long-term liabilities	12,027	13,459

Total liabilities	332,048	309,342

Stockholders’ equity	1,053,853	968,342

Total liabilities and stockholders’ equity	$1,385,901	$1,277,684

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2009	December 31, 2008
Cash flows from operating activities:
Net income	$49,879	$75,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,075	28,507
Amortization of purchased intangibles	19,268	20,798
Provision for doubtful accounts	247	1,665
Provision for excess and obsolete inventories	3,830	3,775
Non-cash stock based compensation	30,358	34,635
Excess tax benefits from stock-based compensation	(3,082)	(4,526)
Write down of investments other than temporarily impaired	—	981
Loss on disposals of property and equipment	706	478

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(6,563)	10,145
Inventories	9,037	(22,399)
Deferred taxes	2,223	1,133
Prepaid expenses and other assets	8,474	(10,448)
Accounts payable	29,502	(18,018)
Taxes payable	2,222	2,794
Other accrued liabilities	588	41,801

Net cash provided by operating activities	180,764	167,017

Cash flows from investing activities:
Purchase of property and equipment	(37,766)	(47,457)
Purchases of investments	(538,440)	(451,833)
Proceeds from sale and maturity of investments	556,731	384,381

Net cash used in investing activities	(19,475)	(114,909)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	36,497	52,075
Repurchase of common stock	(35,439)	(222,600)
Excess tax benefits from stock-based compensation	3,082	4,526

Net cash provided by (used in) financing activities	4,140	(165,999)

Net increase (decrease) in cash and cash equivalents	165,429	(113,891)
Cash and cash equivalents, beginning of period	165,669	279,560

Cash and cash equivalents, end of period	$331,098	$165,669